360 Funds 485BPOS

Exhibit 99(j)(5)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of 360 Funds regarding the M3Sixty Small Cap Growth Fund, a series of the 360 Funds.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 26, 2023